Exhibit 2.1

                               ARTICLES OF MERGER
                                       OF
                    BSD SOFTWARE, INC., a Florida corporation
                                      INTO
              NEOMEDIA TELECOM SERVICES, INC, a Nevada Corporation


Pursuant to Sections 607.1101, 607.1103, 607.1105 and 607.1107 of the Florida
Business Corporation Act, BSD SOFTWARE, INC., a Florida corporation ("BSD") and NEOMEDIA TELECOM SERVICES, INC, a Nevada Corporation ("NeoMedia"), adopt the following Articles of Merger for the purposes of merging BSD with and into NeoMedia (the "Merger").

FIRST:  The Plan of Merger is attached hereto as Exhibit A.
                                                 ---------

SECOND: The Plan of Merger was adopted by the Board of Directors and the shareholders, the number of votes cast being sufficient for approval, of each of BSD and NeoMedia on or about November 29, 2004.

IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the parties hereto as of this 21st day of March 2006.

BSD SOFTWARE, INC.


/s/ Guy Fietz
-------------------------------
Guy Fietz, CEO
Print Name and Title

NEOMEDIA TELECOM SERVICES, INC.


 /s/ Charles T. Jensen
-------------------------------
Charles T. Jensen, President
Print Name and Title


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

                                    EXHIBIT A

                                 PLAN OF MERGER

This PLAN OF MERGER ("Plan of Merger") is dated as of March 21, 2006, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the "Parent"), NEOMEDIA TELECOM SERVICES, INC, a Nevada corporation and wholly-owned subsidiary of Parent ("NeoMedia" or the "Surviving Corporation"), and BSD SOFTWARE, INC., a Florida corporation ("BSD").

The Parent, NeoMedia and BSD desire to effect the statutory merger of BSD with and into NeoMedia, with NeoMedia to survive such merger.

1. Defined Terms. As used in this Plan of Merger, the terms below have the following meanings:

      "BSD Subsidiary" means Triton Global Business Services, Inc., a Canadian company and Triton Global Communications, Inc., an Alberta, Canada company.

      "Merger Consideration" means the number of shares of Parent Common Stock to be issued to the shareholders of BSD in exchange for all of the outstanding shares of BSD Common Stock. The number of shares of Parent Common Stock to be issued to the shareholders of BSD shall be equal to (i) the product of the aggregate number of shares of BSD Common Stock outstanding at the Effective Date multiplied by 0.07, (ii) divided by the Volume Weighted Average Price per share of the common stock of Parent on the NASDAQ Bulletin Board market for the five trading days immediately preceding the Effective Date.

      "Common Merger Consideration" means the amount equal to the fraction, the numerator of which is the Merger Consideration and the denominator of which is the aggregate number of the shares of BSD Common Stock outstanding at the Effective Date.

2. Constituent Corporation. BSD and NeoMedia shall be parties to the merger (the "Merger") of BSD with and into NeoMedia.

3. Terms and Conditions of Merger. BSD shall, pursuant to the provisions of the Florida Business Corporation Act and the Nevada Corporate Statutes, be merged with and into NeoMedia, which shall continue to exist pursuant to the laws of the State of Nevada. Upon the Effective Date of the merger (as such term is set forth in Paragraph 9 herein below) the existence of BSD shall cease. On the Effective Date, NeoMedia shall assume the obligations of BSD.

4. Capital Stock; Conversion of Shares. On the terms and subject to the conditions of this Plan of Merger, at the Effective Date, by virtue of the Merger and without any action on the part of Parent, BSD or the holder of any BSD Shares, the following shall occur:


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

                (a) Conversion of BSD Common Stock. Each share of BSD Common Stock issued and outstanding immediately prior to the Effective Date will be cancelled and extinguished, and each share of BSD Common Stock which is issued and outstanding immediately prior to the Effective Date (other than any Dissenting Shares (as set forth in paragraph 5)) shall be automatically converted into solely the right to receive in shares of Parent Common Stock, the Common Merger Consideration.

                (b) Cancellation of BSD-Owned Stock. Each share of BSD Common Stock owned by BSD or a BSD Subsidiary immediately prior to the Effective Date shall be automatically canceled and extinguished without any exchange thereof and without any further action on the part of Parent, NeoMedia or BSD.
                (c) BSD Options. Immediately prior to the Effective Date, all outstanding BSD Options shall become fully vested and exercisable and all repurchase rights with respect to BSD Restricted Stock will lapse. Any BSD Options not exercised prior to the Effective Date will be automatically terminated.
                (d) Common Stock of NeoMedia. Each stock certificate of NeoMedia evidencing ownership of any shares of common stock of NeoMedia shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

5.         Dissenting Shares.

         (a) Notwithstanding anything in this Agreement to the contrary, shares of BSD Common Stock outstanding immediately prior to the Effective Date and held by a holder who has not voted in favor of the Merger and who has demanded appraisal for such shares in accordance with Florida Law ("Dissenting Shares") shall not be converted into a right to receive the Common Merger Consideration unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraisal value of such shares of BSD Common Stock held by such holder in accordance with the provisions of Section 607 of the Florida Business Corporation Act unless, after the Effective Date, such holder fails to perfect or withdraws or loses such holder's right to appraisal, in which case such shares shall be treated as if they had been converted as of the Effective Date into the right to receive the Common Merger Consideration.

         (b) BSD shall give Parent (i) prompt notice of its receipt of any written demands for appraisal of any shares of BSD Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Canadian Law and received by BSD and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Canadian Law. BSD shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of BSD Common Stock or offer to settle or settle any such demands.


6. Articles of Incorporation. The Articles of Incorporation of NeoMedia as of the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the laws of the State of Nevada.

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

7. Bylaws. The Bylaws of NeoMedia as of the Effective Date shall be the Bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the laws of the State of Nevada.

8. Directors and Officers. The directors and officers of NeoMedia in office on the Effective Date shall continue to be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

9. Effective Date. The Merger shall become effective on the date (the "Effective Date") on which the Articles of Merger have been filed with the Secretary of State of the State of Nevada.

10. Amendment of Plan of Merger. The Board of Directors of each BSD and NeoMedia are authorized to amend this Plan of Merger at any time prior to the Effective Date.

BSD SOFTWARE, INC.


/s/ Guy Fietz
-------------------------------
Guy Fietz, CEO
Print Name and Title


NEOMEDIA TELECOM SERVICES, INC.


/s/ Charles T. Jensen
-------------------------------
Charles T. Jensen, President
Print Name and Title


NEOMEDIA TECHNOLOGIES, INC.


/s/ Charles T. Jensen
-------------------------------
Charles T. Jensen
Chief Executive Officer

                           NEOMEDIA TECHNOLOGIES, INC.


                             COMPLIANCE CERTIFICATE

         Reference is made to the Agreement and Plan of Merger, dated as of December 21, 2004, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation ("NeoMedia"), NEOMEDIA TELECOM SERVICES, INC., a Nevada corporation and wholly-owned subsidiary of NeoMedia, and BSD SOFTWARE, INC., a Florida corporation. Capitalized terms used herein without definition have the meanings given to them in the Agreement. The undersigned, in the name and on behalf of NeoMedia, pursuant to Section 7.2(c) of the Agreement, does hereby certify that:
         1. He is the duly elected and acting Chief Executive Officer of NeoMedia.
         2. The representations and warranties of NeoMedia contained in the Agreement are accurate in all respects as if made on and as of the date hereof.
         3. NeoMedia has performed and complied in all material respects with all agreements, covenants and obligations required by the Agreement to be performed or complied with by NeoMedia on or prior to the date hereof.


Dated: March 21, 2006                        NEOMEDIA TECHNOLOGIES, INC.

                                             /s/ Charles T. Jensen
                                             ----------------------------------
                                             Name:  Charles T. Jensen
                                             Title:    Chief Executive Officer


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

                               BSD SOFTWARE, INC.


                             COMPLIANCE CERTIFICATE

         Reference is made to the Agreement and Plan of Merger (the "Agreement"), dated as of December 21, 2004, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation, NEOMEDIA TELECOM SERVICES, INC., a Nevada corporation and wholly-owned subsidiary of NeoMedia, and BSD SOFTWARE, INC., a Florida corporation ("BSD"). Capitalized terms used herein without definition have the meanings given to them in the Agreement. The undersigned, in the name and on behalf of BSD, pursuant to Section 7.3(c) of the Agreement, does hereby certify that:
         1. He is the duly elected and acting President and Chief Executive Officer of BSD.
         2. The representations and warranties of BSD contained in the Agreement are accurate in all respects as if made on and as of the date hereof.
         3. BSD has performed and complied in all material respects with all agreements, covenants and obligations required by the Agreement to be performed or complied with by BSD on or prior to the date hereof.


Dated:  March 21, 2006                        BSD SOFTWARE, INC.

                                              /s/ Guy Fietz
                                              --------------------------------
                                              Name:  Guy Fietz
                                              Title:  Chief Executive Officer

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